                                                                     EXHIBIT B-3


                                FORM OF SUBLEASE

                  THIS SUBLEASE AGREEMENT (the "SUBLEASE") is made by and between CenterPoint Energy Service Company, LLC, a Texas Limited Liability Company, as assignee of CenterPoint Energy, Inc., a Texas corporation ("SUBLESSOR"), and ________________________, a __________________________
("SUBLESSEE"), effective the ___ day of _________, 200_ ("EFFECTIVE DATE").

                                    RECITALS:

                  WHEREAS, Sublessor and CenterPoint Energy Properties, Inc. ("LANDLORD") entered into that certain Office Lease Agreement (the "PRIME LEASE") dated _______, 2002 for the Leased Premises (as defined in the Prime Lease) situated in that certain office building now known as CenterPoint Energy Plaza and formerly known as Reliant Energy Plaza (the "BUILDING"), located in Houston, Harris County, Texas, a copy of the Prime Lease being attached to this Sublease as Exhibit B; and

                  WHEREAS, each capitalized term used and not otherwise defined herein shall have the meaning for such term set forth in the Prime Lease.

                                   WITNESSETH:

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

         1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and leases from Sublessor upon and subject to the covenants, agreements, terms, provisions and conditions of this Sublease, approximately _____ square feet of Net Rentable Area on Floor _____ of the Leased Premises (the "SUBLEASE PREMISES") which is more specifically described on Exhibit A attached hereto and made a part hereof for all purposes.

         2. Sublease Term. This Lease shall expire upon the Expiration Date or earlier termination of the Prime Lease, unless terminated earlier or extended as otherwise permitted herein.

         3. Use. The Sublease Premises shall be used only for purposes allowed pursuant to the Prime Lease and no other without the prior written consent of Sublessor and Landlord. Sublessee shall comply with all laws, ordinances, rules and regulations governing such use, whether the same are issued by a governmental or quasi-governmental agency or are reasonably issued by either the Sublessor or Landlord for health or safety reasons.

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                                                                     EXHIBIT B-3


         4. Sublease Rent.

         (a) The Rent for the Sublease Premises for the term of the Sublease shall be as follows:

                  [NOTE: INSERT PRO RATA RENT STRUCTURE FOR EACH SUBLEASE INCLUDING SAME CALCULATION FOR SUBTENANT'S SHARE OF OPERATING EXPENSES UNDER PRIME LEASE]

         (b) All other sums, charges or amounts which Sublessee has agreed to pay to Sublessor pursuant to this Sublease shall be referred to as "ADDITIONAL RENT".

         (c) All Rent and Additional Rent shall be payable at the office of Sublessor at the address herein contained or at such other place as Sublessor may specify in writing to Sublessee upon at least thirty (30) days' prior notice.

         5. Space "As Is". Sublessee accepts the Sublease Premises in an "AS IS, WHERE IS" condition. Sublessor shall not be required to make any improvements to the Sublease Premises.

         6. Assumption of Obligations.

         (a) Assumption. Sublessee shall comply with all of the provisions of the Prime Lease that are to be performed by Sublessor as tenant during the term of this Sublease, to the extent such provisions pertain to the Sublease Premises. Sublessor shall comply with all of the provisions of the Prime Lease other than those to be performed by Sublessee as set forth herein.

         (b) Incorporation of Lease. The provisions of the Prime Lease, to the extent that they do not conflict with specific provisions contained in this Sublease, are fully incorporated into this Sublease. Sublessee agrees to be bound to Sublessor by all of the terms of the Prime Lease and to assume toward Sublessor and perform all of the obligations and responsibilities that Sublessor by the Prime Lease assumes toward the Landlord to the extent such obligations and responsibilities pertain to the Sublease Premises defined in this Sublease.

         7. Attornment. In the event of a cancellation or termination of the Prime Lease prior to the expiration date thereof and prior to the expiration date of this Sublease, or in the event of the surrender, whether voluntary, involuntary or by operation of law, of the Prime Lease, Sublessee shall, at the option of Landlord, make full and complete attornment to Landlord for the balance of the term of this Sublease, upon the same covenants and conditions that are contained in this Sublease in order to establish direct privity of estate and contract between Landlord and Sublessee and with the same force and effect as though this Sublease was originally made directly between Landlord and Sublessee. To the extent of any irreconcilable conflict between the terms of this Sublease and the terms of the Prime Lease, Landlord shall be bound only to the extent of the terms of the Prime Lease.

         8. Hold Harmless. Sublessor and its partners and representatives shall not be liable to Sublessee, or to Sublessee's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any negligent act or omission of Sublessee, its agents, servants, employees or contractors and Sublessee agrees to hold Sublessor harmless from all claims for any such damage. Sublessee shall not be liable to Sublessor, or to its agents, servants, employees, customers or invitees for any damage to person or property caused by any negligent act or omission of Sublessor or its agents, servants, employees, and Sublessor agrees to indemnify and hold Sublessee harmless from all claims for such damage. The indemnifications

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
                                                                     EXHIBIT B-3


granted by each of Sublessor and Sublessee herein are in addition to and not in replacement of any indemnifications granted in the Prime Lease but are subject to any express provisions to the contrary in the Prime Lease.

         9. Assignment and Subleasing. Sublessee shall not assign or hypothecate this Sublease or any interest therein, sublet the Sublease Premises, or any part thereof, or permit the use of the Sublease Premises by any party other than Sublessee, without the prior written consent of Sublessor, which consent may not be unreasonably withheld. Any assignee or sublessee of this Sublease shall have no right to further assign this Sublease or sublet the Subleased Premises, and any assignment or sublease of this Sublease shall include a provision to that effect. Consent of Sublessor to a particular sublease or assignment shall not constitute consent to a subsequent sublease or assignment. Notwithstanding anything contained herein to the contrary, none of the following shall constitute an assignment of this Sublease and therefore Sublessee may enter into any of the following transactions without the consent of Sublessor or Landlord under the Prime Lease: (i) the sale of all or substantially all of the assets of Sublessee, (ii) a transfer of the stock of Sublessee, (iii) the merger of Sublessee into a different entity, and (iv) the merger of an entity into Sublessee. From and after the date of consummation of any of the foregoing transactions, original Sublessee shall be released from liability under this Sublease and Sublessor agrees to look solely to the successor entity for the satisfaction of Sublessee's obligations under this Sublease from and after such date. In the alternative, if any of the foregoing transactions occurs, Sublessee shall have the option to terminate this Sublease upon thirty (30) days prior written notice to Sublessor.

         10. Default.

         (a) The happening of any one, or more, of the following events shall be an "Event of Default" under this Sublease:

                  (i) Sublessee fails or refuses to pay any installment Rent, Additional Rent or any other amounts due from Sublessee to Sublessor hereunder, and such failure or refusal continues for more than ten (10) days following written notice thereof; or

                  (ii) Sublessee fails or refuses to perform any of its other covenants under this Sublease or the Lease, and such failure or refusal continues for more than ten (10) days following written notice of thereof (plus such additional time, up to a maximum of thirty (30) days, as is reasonably required to cure a default which despite diligent and continuous effort, cannot by its very nature be cured within the initial ten (10) days, provided that such cure is commenced during the initial ten-day period and is diligently prosecuted to completion); or

                  (iii) Sublessee becomes bankrupt or insolvent or files any debtor proceedings or takes or has taken against it in any court, pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Sublessee's property and such petition shall not be dismissed within thirty (30) days following such filing; or if Sublessee makes an assignment for the benefit of creditors, or petitions for or enters into

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
                                                                     EXHIBIT B-3


         an arrangement; or if Sublessee shall suffer this Sublease to be taken under any writ of execution.

         (b) Following an Event of Default, Sublessor shall have the following remedies in addition to those other remedies at law or in equity which are not inconsistent therewith:

                  (i) Sublessor may terminate this Sublease and forthwith repossess the Subleased Premises without demand or notice of any kind to Sublessee and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (A) the cost of recovering the Subleased Premises, (B) the unpaid Rent and Additional Rent owed at the time of termination, plus interest thereon from the due date at the Interest Rate, (C) an amount equal to the then present value (determined by discounting future amounts at an interest rate of six percent (6%)) of the balance of the Sublease Rent for the remainder of the Term, and (D) any other sum of money and damages owed by Sublessee to Sublessor; or

                  (ii) Sublessor may terminate Sublessee's right of possession without terminating this Sublease and may repossess the Subleased Premises by any lawful means without demand or notice of any kind to Sublessee (including any notice to quit) and remove all persons or property therefrom (Sublessee hereby waiving any claim by reason of such reentry, repossession or removal or by issuance of any distress warrant or writ or sequestration), in which event Sublessor may, but shall be under no obligation to do so, relet for the account of Sublessee for such rent and upon such terms as shall be satisfactory to Sublessor. For the purpose of such reletting Sublessor is authorized to decorate or to make any improvements, repairs, changes, alterations or additions in or to the Subleased Premises that may be appropriate, and
         (i) if Sublessor does not relet the Subleased Premises, or (ii) if relet and a sufficient sum shall not be realized from such reletting (after paying the unpaid amounts due hereunder earned but unpaid at the time of reletting plus interest thereon at the maximum rate permitted by applicable law, the cost of recovering possession, all of the costs and expenses of such decorations, improvements, repairs, changes, alterations and additions, brokerage fees, agent's commissions, attorneys' fees, and all other expenses of such reletting and of the collection of the rent accruing therefrom) to satisfy the Sublease Rent provided for in this Sublease to be paid, then Sublessee shall pay to Sublessor as damages a sum equal to the amount of the Sublease Rent for such period or periods, or if the Subleased Premises have been relet, Sublessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Sublessee agrees that Sublessor may file suit to recover any sums falling due under the terms of this Section 10(b) from time to time on one or more occasions without Sublessor being obligated to wait until expiration of the term of this Sublease, and that no delivery or recovery of any portion due Sublessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Sublessor, nor shall such reletting be construed as an election on the part of Sublessor to terminate this Sublease unless a written notice of such intention be given to Sublessee by Sublessor. Notwithstanding any such reletting without termination, Sublessor may at any time thereafter elect to terminate this Lease for such previous breach; or

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
                                                                     EXHIBIT B-3


                  (iii) Sublessor may re-enter the Subleased Premises and cure any default of Sublessee, in which event Sublessee shall reimburse Sublessor, as Additional Rent, for all actual costs and expenses that Sublessor may incur to cure such default.

         (c) An election by Sublessor of its remedies to terminate Sublessee's right of possession under this Section 10 shall not prohibit Sublessor from subsequently exercising its rights to terminate the Sublease under subsection
(b)(i) above.

         (d) Under this Section 10, any notice to Sublessee from Landlord shall be deemed a notice from Sublessor and the time periods specified herein shall begin to run from the earliest date of notice received by Sublessee.

         (e) All rights and remedies of Sublessor enumerated in this Sublease shall be cumulative and shall not exclude any other right or remedy allowed by law. These rights and remedies may be exercised and enforced concurrently, whenever and as often as necessary.

         (f) Should Sublessor be in default under the terms of the Sublease, Sublessor shall have reasonable and adequate time in which to cure the same after written notice to Sublessor by Sublessee. Sublessor shall promptly forward to Sublessee any default or termination notice with respect to the Prime Lease received by Sublessor.

         11. Notice. Unless otherwise provided in this Sublease, any notice, tender, or delivery to be given by either party to the other may be effected by personal delivery in writing, via fax, United States Postal Service certified delivery or delivery via United Parcel Service, Federal Express or similar carrier. Sublessee shall forward to Sublessor a copy of any notice Sublessee either receives from or sends to Landlord. All notices shall be addressed to the attention of (or sent to such other address as any party shall specify to the other party pursuant to the provisions of this Section 15):

If to Sublessor:                           If to Sublessee:

_______________________________            _________________________________

_______________________________            _________________________________
1111 Louisiana St.                         1111 Louisiana St.
Houston, Texas 77002                       Houston, Texas 77002
Facsimile: (713) ______________            Facsimile: (713) ________________

         12. Governing Law. This Sublease shall be construed under and in accordance with the laws of the State of Texas without regard to the conflicts of law principles thereof.

         13. Miscellaneous. This Sublease shall be governed by the laws of the State of Texas and in the event any legal action is filed to enforce this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other expenses incidental and necessary to the enforcement of this Sublease; provided, however, that Sublessee shall have no right, privilege or authority to bring any claim or lawsuit directly against Landlord (any claim or suit arising out of this Sublease asserted by Sublessee must be brought only against Sublessor).

                                                                     EXHIBIT B-3


Time is of the essence. This Sublease represents the entire agreement between the parties relative to the Sublease Premises and any other rights granted pursuant to this Sublease and may not be modified or amended unless in writing and signed by the party to be bound thereby.

         14. Non-Waiver by Either Party. Failure by either party to complain of any action, non-action or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.

         15. Counterparts. This Sublease may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                 [End of text.]


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
                                                                     EXHIBIT B-3


         THIS SUBLEASE AGREEMENT is executed as of the Effective Date.



SUBLESSOR:                           SUBLESSEE:

CENTERPOINT ENERGY SERVICE
COMPANY, LLC                         -------------------------------------


By:                                  By:
   -------------------------------      ----------------------------------

Name:                                Title:
     -----------------------------         -------------------------------

Title:                               Title:
      ----------------------------         -------------------------------

                                                                     EXHIBIT B-3



                                    EXHIBIT A

                                Sublease Premises

                                [to be attached]





                      E-8 - Exhibit A to Form of Sublease

                                                                     EXHIBIT B-3


                                    EXHIBIT B

                                   Prime Lease

                                [to be attached]





                      E-9 - Exhibit A to Form of Sublease